Filed Pursuant to Rule 424(b)(2)
Registration No. 333-171806

2,151,653 Units	Pricing Date	July 28, 2011
Accelerated Return Notes®	Settlement Date	August 4, 2011
Linked to the MSCI EAFE Index,	Maturity Date	September 28, 2012
due September 28, 2012	CUSIP No.	78009M769
$10 principal amount per unit
Term Sheet No. 27

Royal Bank of Canada

Accelerated Return Notes®

■    The ARNs have a maturity of approximately 14 months

■     The ARNs provide 3-to-1 upside exposure to increases in the level of the MSCI EAFE Index, subject to a cap of 18.15%

■     1-to-1 downside exposure, with no downside limit

■     Payment of the Redemption Amount at maturity is subject to the credit risk of Royal Bank of Canada

■     No periodic interest payments

■     No listing on any securities exchange

■    ARNs are unsecured debt securities and are not savings accounts or insured deposits of a bank.  ARNs are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States

The ARNs are being offered by Royal Bank of Canada (“RBC”).  The ARNs will have the terms specified in this term sheet as supplemented by the documents indicated below under “Additional Terms” (together, the “Note Prospectus”). Investing in the ARNs involves a number of risks. There are important differences between the ARNs and a conventional debt security, including different investment risks. See “Risk Factors” on page TS-5 of this term sheet and beginning on page S-9 of product supplement ARN-3. ARNs:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Result in a Loss

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) is acting in its capacity as principal for your account.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price (1)	$10.00	$21,516,530.00
Underwriting discount (1)	$ 0.20	$430,330.60
Proceeds, before expenses, to Royal Bank of Canada	$ 9.80	$21,086,199.40

(1)	The public offering price and underwriting discount for any purchase of 500,000 units or more in a single transaction by an individual investor will be $9.95 per unit and $0.15 per unit, respectively.

Merrill Lynch & Co. July 28, 2011

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

Summary

The Accelerated Return Notes® Linked to the MSCI EAFE Index, due September 28, 2012 (the “ARNs”) are our senior unsecured debt securities.  The ARNs are not guaranteed or insured by the Canada Deposit Insurance Corporation or the U.S. Federal Deposit Insurance Corporation or secured by collateral.  The ARNs will rank equally with all of our other unsecured and unsubordinated debt, and any payments due on the ARNs will be subject to the credit risk of RBC.

The ARNs provide a leveraged return for investors, subject to a cap, if the level of the MSCI EAFE Index (the “Index”) increases moderately from the Starting Value of the Index to the Ending Value of the Index. Investors must be willing to forgo interest payments on the ARNs and be willing to accept a return that is capped or a repayment that is less, and potentially significantly less, than the Original Offering Price of the ARNs.  Investors are exposed to the full downside risk of decreases in the Index level.

Capitalized terms used but not defined in this term sheet have the meanings set forth in product supplement ARN-3.  Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to RBC.

Terms of the ARNs		Redemption Amount Determination

Issuer:	Royal Bank of Canada (“RBC”)

On the maturity date, you will receive a cash payment per unit (the “Redemption Amount”) calculated as follows:

In this case, if the Ending Value is
less than the Starting Value, you will
receive a payment that is less, and
possibly significantly less, than the
Original Offering Price per unit.

Original Offering Price:	$10 per unit
Term:	Approximately 14 months
Market Measure:	MSCI EAFE Index (Bloomberg symbol: “MXEA”)
Starting Value:	1,684.27
Ending Value:
The average of the closing levels of the Market Measure on each scheduled calculation day during the Maturity Valuation Period.  If it is determined that a scheduled calculation day is not a Market Measure Business Day, or if a Market Disruption Event occurs on a scheduled calculation day, the Ending Value will be determined as more fully described beginning on page S-20 of product supplement ARN-3.

Capped Value:	$11.815 per unit of the ARNs, which represents a return of 18.15% over the Original Offering Price.
Maturity Valuation Period:	September 19, 2012, September 20, 2012, September 21, 2012, September 24, 2012, and September 25, 2012
Calculation Agent:	MLPF&S
Tax Treatment:
By purchasing an ARN, you agree with us, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your ARN for U.S. federal income tax purposes as a pre-paid cash-settled derivative contract with respect to the Index, as described in more detail in the section entitled “Certain U.S. Federal Income Taxation Considerations” on page TS-11 below.

For a discussion of certain Canadian federal income tax consequences, please see the section entitled “Certain Canadian Federal Income Taxation Considerations” on page TS-11 below.
Fees Charged:
The public offering price of the ARNs includes the underwriting discount of $0.20 per unit listed on the cover page and an additional amount of $0.075 per unit earned by MLPF&S as more fully described on page TS-6 below.

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

Hypothetical Payout Profile

This graph reflects the hypothetical returns on the ARNs, based on the Participation Rate of 300% and the Capped Value of $11.815 (an 18.15% return).  The green line reflects the hypothetical returns on the ARNs, while the dotted gray line reflects the hypothetical returns of a direct investment in the stocks included in the Index, excluding dividends.

This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Value and the term of your investment.

Hypothetical Redemption Amounts

The below table and examples are for purposes of illustration only. They are based on hypothetical values and show a hypothetical return on the ARNs.  The actual amount you receive and the resulting total rate of return will depend on the actual Ending Value and the term of your investment.

The following table illustrates, for a hypothetical Starting Value of 100 and a range of Ending Values:

▪	the percentage change from the Starting Value to the Ending Value;

▪	the Redemption Amount per unit of the ARNs; and

▪	the total rate of return to holders of the ARNs.

The Index is a price return index.  Accordingly, the Ending Value will not include any income generated by dividends paid on the stocks included in the Index, which you would otherwise be entitled to receive if you invested in those stocks directly.

The table and examples are based on the Participation Rate of 300% and the Capped Value of $11.815.

Ending Value		Percentage Change from the Starting Value to the Ending Value	Redemption Amount per Unit		Total Rate of Return on the ARNs
50.00		-50.00%	5.000		-50.00%
60.00		-40.00%	6.000		-40.00%
70.00		-30.00%	7.000		-30.00%
80.00		-20.00%	8.000		-20.00%
90.00		-10.00%	9.000		-10.00%
92.00		-8.00%	9.200		-8.00%
94.00		-6.00%	9.400		-6.00%
96.00		-4.00%	9.600		-4.00%
98.00		-2.00%	9.800		-2.00%
100.00	(1)	0.00%	10.000		0.00%
102.00		2.00%	10.600		6.00%
104.00		4.00%	11.200		12.00%
106.00		6.00%	11.815	(2)	18.15%
108.00		8.00%	11.815		18.15%
110.00		10.00%	11.815		18.15%
120.00		20.00%	11.815		18.15%
130.00		30.00%	11.815		18.15%
140.00		40.00%	11.815		18.15%
150.00		50.00%	11.815		18.15%

(1)
The hypothetical Starting Value of 100 used in these examples has been chosen for illustrative purposes only, and is not the actual Starting Value of the Index. The actual Starting Value of the Index is 1,684.27.

(2)	The Redemption Amount cannot exceed the Capped Value of $11.815.

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

Example 1 — The Ending Value is 80% of the Starting Value:

Starting Value:	100
Ending Value:	80

Redemption Amount (per unit) = $8.000

Example 2 — The Ending Value is 102% of the Starting Value:

Starting Value:	100
Ending Value:	102

Redemption Amount (per unit) = $10.600

Example 3 — The Ending Value is 150% of the Starting Value:

Starting Value:	100
Ending Value:	150

Redemption Amount (per unit) = $11.815 (The Redemption Amount cannot be greater than the Capped Value.)

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

Risk Factors

There are important differences between the ARNs and a conventional debt security. An investment in the ARNs involves significant risks, including those listed below. You should carefully review the more detailed explanation of risks relating to the ARNs in the “Risk Factors” sections beginning on page S-9 of product supplement ARN-3 and page 1 of the MTN prospectus supplement identified below under “Additional Terms.”  We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the ARNs.

▪	Your investment may result in a loss; there is no guaranteed return of principal.

▪	Your yield may be less than the yield on a conventional debt security of comparable maturity.

▪	Your investment return, if any, is limited to the return represented by the Capped Value.

▪	Your investment return, if any, may be less than a comparable investment directly in the stocks included in the Index.

▪	Payments on the ARNs are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the ARNs.

▪	You must rely on your own evaluation of the merits of an investment linked to the Index.

▪
The costs of developing, hedging, and distributing the ARNs described on page TS-6 are reflected in the public offering price, and will not be reflected in secondary market prices.  As a result, the price at which you may sell the ARNs in any secondary market may be significantly lower than the public offering price.

▪	A trading market is not expected to develop for the ARNs. We, MLPF&S, and our respective affiliates are not obligated to make a market for, or to repurchase, the ARNs.

▪	The Redemption Amount will not be affected by all developments relating to the Index.

▪	MSCI Inc. (“MSCI”) may adjust the Index in a way that affects its level, and MSCI has no obligation to consider your interests.

▪
You will have no rights of a holder of the securities represented by the Index, and you will not be entitled to receive any of those securities or dividends or other distributions of the issuers of those securities.

▪	Your return on the ARNs may be affected by factors affecting the international securities markets.

▪	Exchange rate movements may impact the value of the ARNs.

▪
While we, MLPF&S, or our respective affiliates may from time to time own shares of companies included in the Index, we, MLPF&S, or our respective affiliates do not control any company included in the Index, and are not responsible for any disclosure made by any other company.

▪
If you attempt to sell the ARNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the Original Offering Price.

▪	Purchases and sales by us, MLPF&S, and our respective affiliates of shares of companies included in the Index may affect your return.

▪	Our trading and hedging activities, and those of MLPF&S, may create conflicts of interest with you.

▪	Our hedging activities, and those of MLPF&S, may affect your return on the ARNs and their market value.

▪	Our business activities and those of MLPF&S relating to the companies represented by the Index may create conflicts of interest with you.

▪	The calculation agent will have the authority to make determinations that could affect the value of your ARNs. We have the right to appoint and, under some circumstances, remove the calculation agent.

▪
The U.S. federal income tax consequences of the ARNs are uncertain, and may be adverse to a holder of the ARNs.  See “Certain U.S. Federal Income Taxation Considerations” on page TS-11 below and “U.S. Federal Income Tax Summary” beginning on page S-31 of product supplement ARN-3.

Investor Considerations

You may wish to consider an investment in the ARNs if:	The ARNs may not be an appropriate investment for you if:

▪      You anticipate that the level of the Index will increase moderately from the Starting Value to the Ending Value.

▪      You accept that your investment will result in a loss, which could be significant, if the level of the Index decreases from the Starting Value to the Ending Value.

▪      You accept that the return on the ARNs will not exceed the return represented by the Capped Value.

▪      You are willing to forgo interest payments on the ARNs, such as fixed or floating rate interest paid on traditional interest bearing debt securities.

▪      You seek exposure to the Index with no expectation of dividends or other benefits of owning the stocks included in the Index.

▪      You are willing to accept that a trading market is not expected to develop for the ARNs. You understand that secondary market prices for the ARNs, if any, will be affected by various factors, including our actual and perceived creditworthiness.

▪      You are willing to make an investment, the payments on which depend on our creditworthiness, as the issuer of the ARNs.

▪      You anticipate that the level of the Index will decrease from the Starting Value to the Ending Value or that the level of the Index will not increase sufficiently over the term of the ARNs to provide you with your desired return.

▪      You anticipate that the level of the Index will increase substantially from the Starting Value to the Ending Value such that the Capped Value of the ARNs will limit the return that you could have achieved by investing in an uncapped product linked to the Index.

▪      You seek principal protection or preservation of capital.

▪      You seek a return on your investment that will not be capped at the return represented by the Capped Value.

▪      You seek interest payments or other current income on your investment.

▪      You want to receive dividends or other distributions paid on the stocks included in the Index.

▪      You seek assurances that there will be a liquid market if and when you want to sell the ARNs prior to maturity.

▪      You are unwilling or are unable to assume the credit risk associated with us, as the issuer of the ARNs.

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

Other Terms of the ARNs

The following definition shall supersede and replace the definition of a “Market Measure Business Day” set forth on pages S-6 and S-21 of product supplement ARN-3.

A “Market Measure Business Day” means a day on which:

(A)	the London Stock Exchange, the Frankfurt Stock Exchange, the Paris Bourse, and the Tokyo Stock Exchange (or any successor to the foregoing exchanges) are open for trading; and

(B)	the Index or any successor thereto is calculated and published.

Supplement to the Plan of Distribution and Role of MLPF&S

We will deliver the ARNs against payment therefor in New York, New York on August 4, 2011, which is the fifth business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ARNs more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The ARNs will not be listed on any securities exchange. In the original offering of the ARNs, the ARNs will be sold in minimum investment amounts of 100 units.

MLPF&S will participate as selling agent in the distribution of the ARNs. Under our distribution agreement with MLPF&S, MLPF&S will purchase the ARNs from us on the issue date as principal at the public offering price indicated on the cover of this term sheet, less the indicated underwriting discount.  The public offering price includes, in addition to the underwriting discount, an amount equal to approximately $0.075 per unit, which does not require any additional cash payment by investors beyond the public offering price on the settlement date to purchase the ARNs from MLPF&S.  This amount reflects an estimated profit earned by MLPF&S from transactions through which the ARNs are structured and our resulting obligations are hedged.  The fees charged reduce the economic terms of the ARNs.  Actual profits or losses from these hedging transactions may be more or less than this amount. In entering into the hedging arrangements for the ARNs, we may enter into hedging transactions with a division of MLPF&S or one of its subsidiaries or affiliates.  As a result of these amounts, the price at which you may sell the ARNs in any secondary market may be significantly lower than the public offering price.  For further information regarding these amounts, our trading and hedging activities and conflicts of interest, see “Risk Factors—General Risks Relating to ARNs” beginning on page S-9 and “Use of Proceeds and Hedging” on page S-18 in product supplement ARN-3.

If you place an order to purchase the ARNs, you are consenting to MLPF&S acting as a principal in effecting the transaction for your account.

MLPF&S may repurchase and resell the ARNs, with repurchases and resales being made at prices related to then-prevailing market prices or at negotiated prices.  MLPF&S may act as principal or agent in these market-making transactions; however, it is not obligated to engage in such transactions.  The distribution of the Note Prospectus in connection with such offers or sales will be solely for the purpose of providing investors with the description of the terms of the ARNs that was made available to investors in connection with their initial offering. Secondary market investors should not, and will not be authorized to, rely on the Note Prospectus for information regarding RBC or for any purpose other than that described in the immediately preceding sentence.

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

The Index

All disclosures contained in this term sheet regarding the Index, including, without limitation, its make up, method of calculation, and changes in its components, have been derived from publicly available sources. Additional information on the Index is available on the MSCI Barra website: www.mscibarra.com. We are not incorporating by reference the website or any material included on that website in this term sheet. The information reflects the policies of, and is subject to change by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the Index. The consequences of MSCI discontinuing publication of the Index are discussed in the section beginning on page S-25 of product supplement ARN-3 entitled “Description of ARNs—Discontinuance of a Market Measure.” None of us, the calculation agent, or the selling agent accepts any responsibility for the calculation, maintenance, or publication of the Index or any successor index.

“MSCI EAFE IndexSM” is a service mark of MSCI and has been licensed for use for certain purposes by MLPF&S, and has been sublicensed to us for purposes of this offering.  ARNs based on the MSCI EAFE IndexSM are not sponsored, endorsed, sold, or promoted by MSCI, and MSCI makes no representation regarding the advisability of investing in the ARNs.

The Index is intended to measure equity market performance in developed market countries, excluding the U.S. and Canada. The Index is a free float-adjusted market capitalization equity index with a base date of December 31, 1969 and an initial value of 100. The Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. As of the pricing date, the Index consisted of companies from the following 22 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The Index is comprised of companies in both the Large Cap Index and Mid Cap Index, as discussed in the section “—Defining Market Capitalization Size Segments for Each Market” on the next page of this term sheet.

The Index is part of the MSCI Regional Equity Indices series and is an MSCI Global Investable Market Index, which is a family within the MSCI International Equity Indices.

Constructing the MSCI Global Investable Market Indices.  MSCI undertakes an index construction process, which involves:

•	defining the equity universe;

•	determining the market investable equity universe for each market;

•	determining market capitalization size segments for each market;

•	applying index continuity rules for the MSCI Standard Index;

•	creating style segments within each size segment within each market; and

•	classifying securities under the Global Industry Classification Standard (the “GICS”).

Defining the Equity Universe.  The equity universe is defined by:

•
Identifying Eligible Equity Securities: the equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

•	Classifying Eligible Securities into the Appropriate Country: each company and its securities (i.e., share classes) are classified in only one country.

Determining the Market Investable Equity Universes.  A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology.

The investability screens used to determine the investable equity universe in each market are as follows:

•
Equity Universe Minimum Size Requirement: this investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization.

•
Equity Universe Minimum Free Float−Adjusted Market Capitalization Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float−adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

•
DM Minimum Liquidity Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The twelve-month and three-month Annual Traded Value Ratio (“ATVR”), a measure that screens out extreme daily trading volumes and takes into account the free float−adjusted market capitalization size of securities, together with the three-month frequency of trading are used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of three- and twelve-month ATVR and 90% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of a DM.

•
Global Minimum Foreign Inclusion Factor Requirement: this investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe.

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

•
Minimum Length of Trading Requirement: this investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi−annual index review (as described below). This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a Quarterly or Semi−Annual Index Review.

Defining Market Capitalization Size Segments for Each Market.  Once a market investable equity universe is defined, it is segmented into the following size−based indices:

•	Investable Market Index (Large + Mid + Small);

•	Standard Index (Large + Mid);

•	Large Cap Index;

•	Mid Cap Index; or

•	Small Cap Index.

Creating the size segment indices in each market involves the following steps:

•	defining the market coverage target range for each size segment;

•	determining the global minimum size range for each size segment;

•	determining the market size−segment cutoffs and associated segment number of companies;

•	assigning companies to the size segments; and

•	applying final size−segment investability requirements.

Index Continuity Rules for the Standard Indices.  In order to achieve index continuity, as well as to provide some basic level of diversification within a market index, and notwithstanding the effect of other index construction rules described in this section, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

Index Maintenance

The MSCI global investable market indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, index stability, and low index turnover. In particular, index maintenance involves:

(i)  Semi−Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	updating the indices on the basis of a fully refreshed equity universe;

•	taking buffer rules into consideration for migration of securities across size and style segments; and

•	updating FIFs and Number of Shares (“NOS”).

(ii)  Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

•	allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

•	reflecting the impact of significant market events on FIFs and updating NOS.

(iii)  Ongoing Event−Related Changes: changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

None of us, the calculation agent, the selling agent, or our respective affiliates accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Index or any successor to the Index.

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

The following graph sets forth the monthly historical performance of the Index in the period from January 2006 through June 2011. This historical data on the Index is not necessarily indicative of the future performance of the Index or what the value of the ARNs may be. Any historical upward or downward trend in the level of the Index during any period set forth below is not an indication that the level of the Index is more or less likely to increase or decrease at any time over the term of the ARNs. On the pricing date, the closing level of the Index was 1,684.27.

Before investing in the ARNs, you should consult publicly available sources for the levels and trading pattern of the Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in the Index and financial markets generally exhibiting greater volatility than in earlier periods. Historical trading levels for the Index can be found on MSCI’s website at http://www.mscibarra.com/products/indices/international_equity_indices/performance.html

License Agreement

MSCI and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S, in exchange for a fee, of the right to use the Index in connection with this offering, which has been sublicensed to us for purposes of this offering. In connection with that license, please note the following:

THE ARNS ARE NOT SPONSORED, ENDORSED, SOLD, OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS, OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING, OR CREATING THE INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE INDEX ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED TO MLPF&S FOR USE FOR CERTAIN PURPOSES, AND SUBLICENSED TO US FOR PURPOSES OF THIS OFFERING. THE ARNS HAVE NOT BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE ARNS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO US OR OWNERS OF THE ARNS OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY SECURITIES GENERALLY OR IN THIS OFFERING PARTICULARLY OR THE ABILITY OF THE INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS, AND TRADE NAMES AND OF THE INDEX, WHICH ARE DETERMINED, COMPOSED, AND CALCULATED BY MSCI WITHOUT REGARD TO THE ARNS, TO US, TO THE OWNERS OF THE ARNS, OR TO ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF US OR OWNERS OF THE ARNS OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING, OR CALCULATING THE INDEX. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE ARNS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE AMOUNT THAT MAY BE PAID AT MATURITY ON THE ARNS. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO US OR TO OWNERS OF THE ARNS OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR, OFFERING OF THE ARNS.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY, AND/OR COMPLETENESS OF THE INDEX, OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY US, OWNERS OF THE ARNS, OR

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE INDEX, OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDEX, OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING, AND COURSE OF PERFORMANCE) WITH RESPECT TO THE INDEX, AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES, OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY, AND NEGLIGENCE), CONTRACT, OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller, or holder of the ARNs, or any other person or entity, should use or refer to any MSCI trade name, trademark, or service mark to sponsor, endorse, market, or promote the ARNs without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

Certain U.S. Federal Income Taxation Considerations

Some of the tax consequences of your investment in the ARNs are summarized below. The discussion below supplements the discussion under “U.S. Federal Income Tax Summary” beginning on page S-31 of product supplement ARN-3. As described in product supplement ARN-3, this section applies to you only if you hold your ARNs as capital assets for tax purposes, and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in product supplement ARN-3.  In addition, except for the discussion under the heading “Recently Enacted Legislation,” this section does not apply to you if you are not a U.S. holder (as defined on page S-32 of product supplement ARN-3).  Other U.S. federal income tax consequences to a person other than a U.S. holder of investing in the ARNs are discussed under the heading “U.S. Federal Income Tax Summary – Non-U.S. Holders” on page S-35 of product supplement ARN-3.

The United States federal income tax consequences of your investment in the ARNs are uncertain and the Internal Revenue Service could assert that the ARNs should be taxed in a manner that is different than described below.  By purchasing an ARN, you agree with us, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your ARN for U.S. federal income tax purposes as a pre-paid cash-settled derivative contract with respect to the Index.  If your ARNs are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your ARNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for your ARNs.  Such gain or loss should generally be long term capital gain or loss if you have held your ARNs for more than one year.

In the opinion of our special U.S. tax counsel, Sullivan & Cromwell LLP, the ARNs should be treated in the manner described above.

The Internal Revenue Service released a notice that may affect the taxation of holders of the ARNs. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of an instrument such as the ARNs should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, if issued, holders of such instruments will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. We intend to treat the ARNs for U.S. federal income tax purposes in accordance with the treatment described in this section unless and until such time as the Internal Revenue Service and Treasury Department determine that some other treatment is more appropriate. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Recently Enacted Legislation.  Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns.  “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your ARNs), but only if they are not held in accounts maintained by financial institutions:  (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has suspended this filing requirement for tax returns that are filed before it issues the return on which to report the relevant information. However, once the Internal Revenue Service issues the return, taxpayers that were not required to report in prior years because of the suspension will nevertheless be required to report the relevant information for such prior years on such return. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the ARNs.

For a further discussion of the tax treatment of your ARNs as well as other possible alternative characterizations, please see the discussion under the heading “U.S. Federal Income Tax Summary” beginning on page S-31 of product supplement ARN-3.  You should consult your tax advisor as to the possible alternative treatments in respect of the ARNs.  For additional, important considerations related to tax risks associated with investing in the ARNs, you should also examine the discussion in “Risk Factors—General Risks Relating to ARNs—Significant Aspects of the Tax Treatment of the ARNs are Uncertain” beginning on page S-14 of product supplement ARN-3.

Certain Canadian Federal Income Taxation Considerations

In the opinion of Norton Rose OR LLP, our Canadian tax counsel, interest (including amounts deemed for purposes of the Income Tax Act (Canada) (“ITA”) to be interest, such as any amount paid at maturity in excess of your initial investment) on an ARN that is paid or credited, or deemed for purposes of the ITA to be paid or credited, to a Non-resident Holder (as that term is defined in the section entitled “Tax Consequences – Canadian Taxation” in the accompanying prospectus) will not be subject to Canadian non-resident withholding tax provided the Index is not a proxy for the profit of Royal Bank of Canada, as described in and subject to the qualifications set out in the section entitled “Tax Consequences – Canadian Taxation” in the accompanying prospectus.

For a further discussion of the material Canadian federal income tax consequences relating to an investment in the ARNs, please see the section entitled “Supplemental Discussion of Canadian Federal Income Tax Consequences” in the product supplement dated January 28, 2011, the section entitled “Certain Income Tax Consequences” in the prospectus supplement dated January 28, 2011, and the section entitled “Tax Consequences” in the prospectus dated January 28, 2011.

Accelerated Return Notes®

Accelerated Return Notes®
Linked to the MSCI EAFE Index, due September 28, 2012

Additional Terms

You should read this term sheet, together with the documents listed below, which together contain the terms of the ARNs and supersede all prior or contemporaneous oral statements as well as any other written materials.  You should carefully consider, among other things, the matters set forth under “Risk Factors” in the sections indicated on the cover of this term sheet.  The ARNs involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the ARNs.

You may access the following documents on the SEC Website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Website):

▪	Product supplement ARN-3 dated January 28, 2011: http://sec.gov/Archives/edgar/data/1000275/000121465911000317/b127112424b5.htm

▪	Series E MTN prospectus supplement dated January 28, 2011: http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

▪	Prospectus dated January 28, 2011: http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.

The terms appearing under the captions “Summary—Terms of the ARNs” and “Summary—Redemption Amount Determination” on page TS-2 above, the pricing date, settlement date and maturity date appearing on the cover page, and the applicable terms included in the documents listed under “Additional Terms” above are incorporated into the master global security that represents the ARNs and is held by The Depository Trust Company.

We have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates.  Before you invest, you should read the product supplement, the prospectus supplement, and the prospectus in that registration statement, and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering.  You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, we, any agent, or any dealer participating in this offering will arrange to send you the Note Prospectus if you so request by calling MLPF&S toll-free at 1-866-500-5408.

Market-Linked Investments Classification

MLPF&S classifies certain market-linked investments (the “Market-Linked Investments”), including the ARNs, into categories, each with different investment characteristics.  The ARNs are an “Enhanced Return” Market-Linked Investment having the terms and investment risks and considerations described elsewhere in this term sheet.  MLPF&S generally categorizes Enhanced Return Market-Linked Investments as short- to medium-term investments that may offer investors the potential to receive better than market returns on the performance of the underlying asset.  In exchange for the potential to receive better-than market returns on the linked asset, investors must generally accept market downside risk and capped upside potential.  As these investments do not assure full, or any repayment of principal at maturity, investors need to be prepared for the possibility that they may lose all or part of their investment.

The classification of Market-Linked Investments is meant solely for informational purposes and is not intended to fully describe any particular Market-Linked Investment nor guarantee any particular performance.

“Accelerated Return Notes®” and “ARNs®” are registered service marks of Bank of America Corporation, the parent corporation of MLPF&S.

Accelerated Return Notes®